UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2010 (October 5, 2010)

NALCO HOLDING COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32342	16-1701300
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 W. Diehl Rd. Naperville, Illinois	60563
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 305-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.	Entry into a Material Definitive Agreement

Joinder Agreements to Credit Agreement

On October 5, 2010, Nalco Company, the registrant’s indirect wholly-owned subsidiary (the “Company”), entered into two Joinder Agreements among the Company’s direct parent company, Nalco Holdings LLC (“Holdings”), the Company, certain financial institutions party thereto and Bank of America, N.A., as administrative agent and collateral agent, to the Credit Agreement, dated as of May 13, 2009 (the “Credit Agreement”), among Holdings, the Company, the financial institutions party thereto and Bank of America, N.A., as administrative agent and collateral agent. One of the Joinder Agreements provides for an additional $650.0 million term loan credit facility (the “New Term B Facility”) maturing on October 5, 2017 under the Credit Agreement. The other Joinder Agreement provides for an additional $100.0 million term loan credit facility (the “New Term C Facility”; and together with the New Term B Facility, the “New Term Facilities”) maturing on May 13, 2016 under the Credit Agreement. The Company borrowed the full amount of the New Term Facilities on October 5, 2010. The Company paid the lenders for the New Term B Facility a closing fee in the form of original issue discount equal to 0.5% of the New Term B Facility and paid the lenders for the New Term C Facility a closing fee in the form of original issue discount equal to 4.5% of the New Term C Facility. The net proceeds of the New Term Facilities were used to repay the term loans borrowed by the Company on May 13, 2009 under the Credit Agreement.

Borrowings under the New Term B Facility bear interest at a floating base rate plus a credit rating based margin of either 2.75% or 3.00% with respect to LIBOR borrowings and either 3.75% or 4.00% with respect to base rate borrowings. Borrowings under the New Term C Facility bear interest at a floating base rate plus a margin of 1.75% with respect to LIBOR borrowings and a margin of 2.75% with respect to base rate borrowings. The borrowings under the New Term Facilities are loans under the Credit Agreement, and as such are guaranteed and secured by the same guarantees and collateral that guarantee and secure other borrowings under the Credit Agreement.

The Credit Agreement provides for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the borrowings thereunder, including borrowings under the New Term Facilities, to become or to be declared due and payable. In addition, the principal of and accrued interest on the borrowings under the Credit Agreement will become due and payable on the ninetieth day prior to the maturity date of the Company’s 8 7/8% and 9% Senior Subordinated Notes due 2013 or the 9% Senior Discount Notes due 2014 issued by Nalco Finance Holdings Inc. and Nalco Finance Holdings, LLC in the event that more than 10% of the original principal amount of such notes is outstanding on such ninetieth day prior to their maturity date.

The foregoing description of the Joinder Agreements is included to provide you with information regarding their terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the New Term Facilities, which are filed as Exhibit 10.1 and Exhibit 10.2 hereto and are incorporated herein by reference.

Amendment to the Credit Agreement

On October 5, 2010, the Company entered into Amendment No. 3 (the “Credit Agreement Amendment”) to the Credit Agreement. The Credit Agreement Amendment increases the threshold above which the net cash proceeds from an asset sale or casualty event cannot be reinvested but rather must be used to repay term loans under the Credit Agreement from $75 million to the net cash proceeds in excess of $150 million.

The Credit Agreement Amendment also revises the percentage of Excess Cash Flow (as defined in the Credit Agreement) that must be applied to repay the term loans under the Credit Agreement such that 50% of Excess Cash Flow must be so applied if the Total Leverage Ratio (as defined in the Credit Agreement) is greater than or equal to 4.50 to 1.00 (rather than 4.00 to 1.00); 25% of Excess Cash Flow must be so applied if the Total Leverage Ratio is greater than or equal to 3.50 to 1.00 (rather than 3.00 to 1.00), but less than 4.50 to 1.00; and 0% of Excess Cash Flow must be so applied if the Total Leverage Ratio is less than 3.50 to 1.00 (rather than 3.00 to 1.00).

The Credit Agreement Amendment increases the Company’s capacity to make investments in foreign subsidiaries and make acquisitions of foreign subsidiaries, and the Credit Agreement Amendment provides an additional dividend basket for the payment of semiannual interest on the Finance Notes (as defined in the Credit Agreement). In addition, the Credit Agreement Amendment increases the Company’s $300 million indebtedness basket to $400 million.

The Credit Agreement Amendment increases the amount of Capital Expenditures (as defined in the Credit Agreement) that the Company can make in each fiscal year, and amends the financial covenants such that the minimum Total Leverage Ratio that the Company must have at the end of each fiscal quarter is 4.75 to 1.00 (rather than 4.50 to 1.00) during the period commencing on October 1, 2010 and ending on September 30, 2011 and is 4.25 to 1.00 during the period commencing on October 1, 2011 through the term of the Credit Agreement (rather than 4.00 to 1.00 during the period commencing on October 1, 2010 and ending on September 30, 2012 and 3.50 to 1.00 thereafter) and such that the Secured Leverage Ratio (as defined in the Credit Agreement) that the Company must have at the end of each fiscal quarter is 2.30 to 1.00 (rather than 1.85 to 1.00 during the period commencing October 1, 2010 and ending on September 30, 2011 and 1.60 to 1.00 thereafter).

The foregoing description of the Credit Agreement Amendment is included to provide you with information regarding its terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Credit Agreement Amendment, which is filed as Exhibit 10.3 hereto and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

On October 6, 2010, the Company presented the slides filed as Exhibit 99.1 hereto at an industry conference.

The information presented under Item 7.01 in this Current Report on Form 8-K and accompanying Exhibit 99.1 is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events

On October 6, 2010, the Company announced that it completed the transactions described in Item 1.01. The text of the press release is set forth as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit

10.1	Joinder Agreement, dated as of October 5, 2010, among Nalco Holdings LLC, Nalco Company, the financial institutions party thereto, and Bank of America, N.A., as administrative agent and collateral agent, to the Credit Agreement, dated as of May 13, 2009, among Nalco Holdings LLC, Nalco Company, the foreign subsidiary borrowers from time to time party thereto, the financial institutions party thereto, and Bank of America, N.A., as administrative agent and collateral agent.

10.2	Joinder Agreement, dated as of October 5, 2010, among Nalco Holdings LLC, Nalco Company, the financial institutions party thereto, and Bank of America, N.A., as administrative agent and collateral agent, to the Credit Agreement, dated as of May 13, 2009, among Nalco Holdings LLC, Nalco Company, the foreign subsidiary borrowers from time to time party thereto, the financial institutions party thereto, and Bank of America, N.A., as administrative agent and collateral agent.

10.3	Amendment No. 3, dated as of October 5, 2010, to the Credit Agreement, dated as of May 13, 2009, among Nalco Holdings LLC, Nalco Company, the foreign subsidiary borrowers from time to time party thereto, the financial institutions party thereto, and Bank of America, N.A., as administrative agent and collateral agent.

99.1	Presentation slides dated October 6, 2010.

99.2	Press Release dated October 6, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NALCO HOLDING COMPANY (Registrant)

By:	/s/ Stephen N. Landsman
Stephen N. Landsman Secretary

Date: October 6, 2010

INDEX TO EXHIBITS

Exhibit Number	Exhibit

10.1	Joinder Agreement, dated as of October 5, 2010, among Nalco Holdings LLC, Nalco Company, the financial institutions party thereto, and Bank of America, N.A., as administrative agent and collateral agent, to the Credit Agreement, dated as of May 13, 2009, among Nalco Holdings LLC, Nalco Company, the foreign subsidiary borrowers from time to time party thereto, the financial institutions party thereto, and Bank of America, N.A., as administrative agent and collateral agent.

10.2	Joinder Agreement, dated as of October 5, 2010, among Nalco Holdings LLC, Nalco Company, the financial institutions party thereto, and Bank of America, N.A., as administrative agent and collateral agent, to the Credit Agreement, dated as of May 13, 2009, among Nalco Holdings LLC, Nalco Company, the foreign subsidiary borrowers from time to time party thereto, the financial institutions party thereto, and Bank of America, N.A., as administrative agent and collateral agent.

10.3	Amendment No. 3, dated as of October 5, 2010, to the Credit Agreement, dated as of May 13, 2009, among Nalco Holdings LLC, Nalco Company, the foreign subsidiary borrowers from time to time party thereto, the financial institutions party thereto, and Bank of America, N.A., as administrative agent and collateral agent.

99.1	Presentation slides dated October 6, 2010.

99.2	Press Release dated October 6, 2010.

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